Exhibit 3.25

ARTICLES OF ORGANIZATION

The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1)                                  The name of the Limited Liability Company is:

Berlin Radiation Therapy Treatment Center,  LLC

(2)                                  The purpose for which the Limited Liability Company is filed is as follows:

to provide radiation oncology services and other services in connection therewith

(3)                                  The address of the Limited Liability Company in Maryland is

314 Franklin Avenue, Suite 200, Berlin, Maryland 21811

(4)                                  The resident agent of the Limited Liability Company in Maryland is

CSC-Lawyers Incorporating Service Company

whose address is 11 East Chase Street, Baltimore, MD 21202

CSC-Lawyers Incorporating Service Company

(5)	(6) By:	/s/ Bonnie H. Yerry
Resident Agent
Bonnie H. Yerry, Assistant Secretary

/s/ Darren Kelly
Authorized Person(s)

Filing party’s return address:

(7) c/o? Garfunkel, Wild & Travis

111 Great Neck Road

Great Neck, NY 11021

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 3-31-10

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:	/s/ Authorized Signatory	, Custodian

This stamp replaces out previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

**EXPEDITED SERVICE**      ** KEEP WITH DOCUMENT **

DOCUMENT CODE 40 BUSINESS CODE ??

#

Close Stock Nonstock	1000361990054554

P.A. Religious

Merging (Transferor)

ID # W10342749 ACK # 1000361990054554
LIBER: B00734 FOLIO: 0738 PAGES: 0002
BERLIN RADIATION THERAPY TREATMENT CENT ER, LLC

Surviving (Transferee)	12/08/2004 AT 12:40 P WD # 0000982085

New Name

FEES REMITTED

Base Fee:	??	☐ Change of Name
Org. & Cap. Fee:		☐ Change of Principal Office
Expedite Fee:	50	☐ Change of Resident Agent
Penalty:		☐ Change of Resident Agent Address
State Recordation Tax:		☐ Resignation of Resident Agent
State Transfer Tax:		☐ Designation of Resident Agent
Certified Copies		and Resident Agent’s Address
Copy Fee:		☐ Change of Business Code
Certificates
Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Other:		☐ Other Change(s)

TOTAL FEES:	150

Credit Card ☐ Check ☒ Cash ☐		Code 604

1 Documents on 1 Checks		Attention:

Approved By: Authorized Signatory		Mail to Address:

Keyed By:

COMMENT(S):

CUST ID : 0001533031 WORK ORDER : 0000982085 DATE : 12-08-2004 02:05 PM AMT. PAID: $1,534.00

RESIDENT AGENT’S NOTICE OF CHANGE OF ADDRESS

I Certify that I, CSC- Lawyers Incorporating Service Company,

am the resident agent of                   & NOW YOU KNOW ENTERPRISES, LLC

(Name of Entity)

(See attached list for additional entities)

organized under the laws of                                         .  My address as resident

(State)

agent has changed from	11 East Chase Street
Baltimore, MD 21202
to	7 St. Paul Street, suite 1660
Baltimore, MD 21202.

☐ (CHECK IF APPLICABLE) The old and new addresses of the resident agent are also the old and new addresses of the principal office of this entity in Maryland.

The above named entity has been advised by me in writing of this change.

CSC-Lawyers Incorporating Service Company

/s/ John H. Pelletier
Resident Agent

JOHN H. PELLETIER
ASST. VICE PRESIDENT

Mail to:	State Department of Assessments & Taxation
	301 W. Preston Street	CUST ID: 0001876809
	Room 801	WORK ORDER: 0001319847
	Baltimore, MD 21201-2395	DATE: 11-20-2006 09:24 AM
AMT. PAID: $80,000.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 3-31-10.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:	/s/ Authorized Signatory	, Custodian

this stamp replaces out previous certification system. Effective: 6/95

RUN DATE: 11/28/2006 TIME: 06.27.06	STATE OF MARYLAND DEPARTMENT OF ASSESSMENTS AND TAXATION MASS RESIDENT AGENT ADDRESS UPDATE FOR CSC-LAWYERS INCORPORATING SERVICE COMPANY	PROGRAM: KASRACSC PAGE 020

DEPT ID.	ENTITY NAME
W06552442	BEACHWOOD PLACE, LLC
Z11264587	BEACON HILL STAFFING GROUP, LLC
P10671535	BEACON RESIDENTIAL MANAGEMENT LIMITED PARTNERSHIP
Z06914899	BEAMHIT, LLC
W10292035	BEAN & ASSOCIATES, LLC
D11262963	BEAR & CAT TRUCKING, INC.
F05233952	BEAR CRESK STORES, INC.
F05636089	BEARINGPOINT, INC.
F07700107	BEAUTY & BRAIDS SALON, INC.
W06290027	BEAZER CLARKSBURG, LLC
P05145941	BEAZER HOMES CORP.
F05178629	BEAZER MORTGAGE CORPORATION
F06737977	BECKER & ASSOCIATES CONSULTING, INC.
F06988760	BED ROCK, INC.
Z06414148	BEDHINSTER CAPITAL FUNDING CORPORATE DRIVE, LLC
Z06414130	BEDHINSTER CAPITAL FUNDING PROFESSIONAL PLACE, L.L.C.
P10620326	BEELINE OPERATIONS CORP.
D05927101	BEL AIR HOSTING & DESIGN, INC.
F10680?33	BELDEN CDT NETWORKING, INC.
W11577655	BELL FAMILY FOODS, LLC
W11265543	BELL'S LANDSCAPING & HOME IMPROVEMENT, LLC
W11040193	BELLMONT SPEECH-LANGUAGE PARTNERS, LLC
F10724821	BELSNICKEL ENTERPRISES, INC.
W11393420	BELT RUS, LLC
P06919229	BELTWAY ACQUISITION CORPORATION
Z06979215	BELTWAY DISPOSAL SERVICES LLC
W12060868	BELTWAY INVESTMENTS GROUP, LLC
Z11289303	BENCHMARK RECEIVABLES MANAGEMENT, LLC
?04572533	BENECARD SERVICES, INC.
?10852721	BENEFIT ADMINISTRATIVE SYSTEMS, L.L.C.
?07553621	BENEFIT COSMETICS LLC
F10382638	BENEFIT RESOURCING, INC.
?06943021	BENEFITNATION, INC.
F04856662	BE??SIGHT, INC.
D11491172	BE??SYLE MORTGAGE INC.
W10888816	BENNETT CARPENTRY, LLC
D04524476	BENNINGTON CORPORATE CENTER ASSOCIATION, INC.
B07195621	BENSON PARK BUSINESS TRUST
Z07782436	BERSON SETTLEMENT COMPANY LLC
F06208631	BENTERRA CORPORATION
F04439691	BERGEN MULTIFAMILY, INC.
F04845913	BERKS CREDIT & COLLECTIONS, INC.
Z10961696	BERKS MORTGAGE SERVICES, LLC
Z10375608	BERKSHIRE PROPERTY ADVISORS, L.L.C.
W10342749	BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
?06001069	BERLINER COMMUNICATIONS, INC.
F05731658	BERLITZ LANGUAGES, INC.
M01833003	BERMAN ENTERPRISES II LIMITED PARTNERSHIP
D10345403	BEROVIDES REAL ESTATE SERVICES, INC.
F05560578	BERRYVILLE GRAPHICS, INC.
Z115536?2	BERT??SMANN MUSIC GROUP LLC
W07444219	BERYLONYX 6312, LLC

CORPORATE CHARTER APPROVAL SHEET

** KEEP WITH DOCUMENT **

DOCUMENT CODE 82 BUSINESS CODE

# W11297900

Close Stock Nonstock	10003?1993931520

P.A. Religious

Merging (Transferor)

ID # W11287900 ACK # 10003?1993931520
LIBER: ?01035 FOLIO: 1509 PAGES: 0185
& NOW YOU KNOW ENTERPRISES, LLC

Surviving (Transferee)	11/20/2006 AT 09:24 A W? ? 0001319847

New Name

FEES REMITTED

Base Fee:	25	☐ Change of Name
Org. & Cap, Fee:		☐ Change of Principal Office
Expedite Fee:		☐ Change of Resident Agent
Penalty:		☒ Change of Resident Agent Address
State Recordation Tax:		☐ Resignation of Resident Agent
State Transfer Tax:		☐ Designation of Resident Agent
Certified Copies		and Resident Agent's Address
Copy Fee:		☐ Change of Business Code
Certificates
Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐ Other Change(s)

TOTAL FEES:	25

Credit Card ☐ Check ☐ Cash ☐		Code 049

Documents on Checks		Attention:

Approved By: 012		Mail: Name and Address
CSC-LAWYERS INCORPORATING SERVICE COMPAN
Keyed By:		7 ST, PAUL STREET, SUITE 16?0
BALTIMORE MO 21202
COMMENT(S):

Stamp Work Order and Customer Number HERE

CUST ID: 0001878809 WORK ORDER: 0001319847 DATE: 11-20-2008 09:24 AM AMT. PAID: $?0,000,00

EXECUTION COPY

RECEIVED
DEPARTMENT OF
ASSESSMENT & TAXATION

ARTICLES OF SALE AND TRANSFER

ARTICLES OF SALE AND TRANSFER entered into this 3rd day of July, 2007 by and between SCOTT A. EDWARDS, M.D. & ASSOCIATES, P.A., a Maryland corporation (the “Transferor”), and BERLIN RADIATION THERAPY TREATMENT CENTER, LLC, a Maryland limited liability company (the “Transferee”).

THIS IS TO CERTIFY:

FIRST: The Transferor does hereby agree to sell, assign and transfer substantially all of its property and assets to the Transferee, its successors and assigns, as hereinafter set forth.

SECOND: The name, post office address and principal place of business of the Transferee is: 2234 Colonial Boulevard, Fort Myers, Florida 33907.

THIRD: The name and state of incorporation/formation of each entity party to these Articles of Sale and Transfer are as follows:

a.         The Transferor is Scott A. Edwards, M.D. & Associates, P.A., a corporation organized under the general laws of the State of Maryland.

b.         The Transferee is Berlin Radiation Therapy Treatment Center, LLC, a limited liability company organized under the general laws of the State of Maryland.

FOURTH: The principal office of the Transferor is in the County of Wicomico, State of Maryland. The only county in which the Transferor owns property, the title to which could be affected by the recording of an instrument among the land records, is: NONE.

FIFTH: The location of the principal office of the Transferee in the State of Maryland is 314 Franklin Avenue, Berlin, Maryland. The only county in which the Transferee owns property, the title to which could be affected by the recording of an instrument among the land records, is: NONE.

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 7 page document on file in this office. DATED: 3-31-10

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:	/s/ Authorized Signatory	, Custodian

This stamp replaces our previous certification system. Effective: 6/95

1

SIXTH: The Board of Directors of the Transferor, by unanimous written informal action signed by all the members thereof filed with the minutes of the proceedings of the Board of Directors of the Transferor, duly adopted a resolution declaring that the sale, assignment and transfer of substantially all the assets of the Transferor pertaining or related to providing radiation oncology services as herein set forth is advisable and directing that these Articles of Sale and Transfer be submitted for action thereon to the stockholders of the Transferor by unanimous written informal action, all in the manner and by the vote required by the Corporations and Associations Article of the Annotated Code of Maryland and the Charter of the Transferor.

A unanimous written informal action setting forth approval of these Articles of Sale and Transfer was signed by all of the stockholders of the Transferor entitled to vote thereon, and such unanimous written informal action is filed with the minutes of the proceedings of the Stockholders of the Transferor, all in the manner and by the vote required by the Corporations and Associations Article of the Annotated Code of Maryland and the Charter of the Transferor.

SEVENTH: The sole member of the Transferee, by written consent, duly authorized and adopted a resolution approving these Articles of Sale and Transfer.

EIGHTH: In consideration of the payment to the Transferor of Sixteen Million One Hundred Thousand Dollars ($16,100,000.00) in accordance with the terms and conditions of that certain Asset Purchase Agreement by and between Transferee and Transferor dated May 24, 2007 (the “Agreement”), the Transferor does hereby bargain, sell, deed, grant, convey, transfer, set over and assign to the Transferee, its successors and assigns, all of the assets as set forth in the Agreement.

NINTH: These Articles of Sale and Transfer are executed, acknowledged, sealed and delivered in the State of Maryland by the Transferor, a Maryland corporation, and the Transferee, a Maryland limited liability company, and it is accordingly understood and agreed that these Articles of Sale and Transfer shall be construed in accordance with the law applicable to contracts made and entirely to be performed within the State of Maryland.

[SIGNATURE PAGE TO FOLLOW]

2

IN WITNESS WHEREOF, Transferor and Transferee, parties to these Articles of Sale and Transfer, have caused these Articles of Sale and Transfer to be signed and acknowledged, in their respective names and on behalf of each entity, parties to these Articles of Sale and Transfer, by their respective president or authorized member and attested by their respective secretary or witness as of this 3rd day of July, 2007.

ATTEST:	SCOTT A. EDWARDS, MD. & ASSOCIATES,
P.A.

/s/ Authorized Signatory	By:	/s/ Scott A. Edwards, M.D.
, Secretary		Name:	Scott A. Edwards, M.D.
		Title:	President

BERLIN RADIATION THERAPY
TREATMENT CENTER, LLC

/s/ Authorized Signatory	By:	/s/ David N.T. Watson
		Name:	David N.T. Watson
		Title:	Executive Vice President
and Chief Financial Officer

CUST ID: 0002083027
WORK ORDER: 0001526065
DATE: 02-05-2008 12:43 PM
AMT. PAID: $100.00

ARTICLES OF SALE AND TRANSFER
SIGNATURE PAGE

THE UNDERSIGNED, an authorized officer of SCOTT A. EDWARDS, M.D. & ASSOCIATES, P.A., who executed on behalf of said corporation the foregoing Articles of Sale and Transfer, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Sale and Transfer to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Scott A. Edward, M.D.
Name:	Scott A. Edward, M.D.
Title:	President

THE UNDERSIGNED, an authorized officer of BERLIN RADIATION THERAPY TREATMENT CENTER, LLC, who executed on behalf of said limited liability company, the foregoing Articles of Sale and Transfer, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said limited liability company, the foregoing Articles of Sale and Transfer to be the act of said limited liability company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By:	/s/ David N.T. Watson
	Name:	David N.T. Watson
	Title:	Executive Vice President
and Chief Financial Officer

ARTICLES OF SALE AND TRANSFER
SIGNATURE PAGE

CORPORATE CHARTER APPROVAL SHEET
** KEEP WITH DOCUMENT **

DOCUMENT CODE 12 BUSINESS CODE

#

Close Stock Nonstock	1000361996121509

P.A. Religious

(Transferor) Scott A. Edwards,
M.D. & Associates, P.A.	ID # D03409002 ACK # 1000361996121509
D03489002 (MD)	PAGES: 0007
SCOTT A. EDWARDS, M.D. & ASSOCIATES, P.A.

(Transferee) Berwin Radiation	02/05/2008 AT 12:43 P WO # 0001526065
Therapy Treatment Center,
LLC - W10342749 (MD)
New Name

FEES REMITTED

Base Fee:	100	☐ Change of Name
Org. & Cap. Fee:		☐ Change of Principal Office
Expedite Fee:		☐ Change of Resident Agent
Penalty:		☐ Change of Resident Agent Address
State Recordation Tax:		☐ Resignation of Resident Agent
State Transfer Tax:		☐ Designation of Resident Agent
Certified Copies		and Resident Agent's Address
Copy Fee:		☐ Change of Business Code
Certificates
Certificate of Status Fee:		☐ Adoption of Assumed Name
Personal Property Filings:
Mail Processing Fee:
Other:		☐ Other Change(s)

TOTAL FEES:	100

Credit Card ☐ Check ☒ Cash ☐		Code

Documents on Checks		Attention:

Approved By: 2		Mail: Name and Address
SCOTT A. EDWARDS, M.D. & ASSOCIATES, P.A
Keyed By:		2234 COLONIAL BLVD.
FORT MYERS FL 33807
COMMENT(S):

CUST ID: 0002083027
WORK ORDER: 0001526065
DATE: 02-05-2008 12:43 PM
AMT. PAID: $100.00